Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 13, 2011 relating to the financial statements of World of Jeans & Tops dba Tilly’s, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary Consolidated Financial and Other Data,” “Selected Consolidated Financial and Other Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 1, 2011